EXHIBIT 99.5
CONSENT OF DIRECTOR NOMINEE
     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by Sutherland Asset Management Corporation.

/s/ Oscar J. Junquera
Oscar J. Junquera
Dated: July 10, 2009